                                                                   EXHIBIT 10.37

                                                  EXECUTION COPY- April 14, 1999


                            DISTRIBUTION AGREEMENT
                            ----------------------

     THIS DISTRIBUTION AGREEMENT (the "Agreement") is entered into as of April 14, 1999 (the "Effective Date"), between Jutvision Corporation, a Delaware corporation ("Jutvision") with an office located at 124 University Avenue, Palo Alto, CA 94301, and the Toronto Real Estate Board, a corporation governed under the laws of the Province of Ontario, with an office located at 1400 Don Mills Road, Don Mills, Ontario, M3B 3N1 ("TREB").

Jutvision uses the Jutvision Technology and provides the Production Services. TREB operates the TREB Database. Jutvision desires to be the exclusive provider of virtual tour technology and production services for the TREB Database. In consideration of the mutual promises and covenants contained herein, and other good and valuable consideration, the receipt and adequacy of which is hereby acknowledged, the parties agree as follows:

1.   DEFINITIONS
     -----------

     1.1   "Basic Package" means up to four scenes captured in a designated
            -------------
Property, converted into a corresponding number of Jutvision Images and posted to the TREB Database.

     1.2   "Jutvision Image" means an electronic image of a Property produced by
            ---------------
or on behalf of Jutvision.

     1.3   "Jutvision Technology" means software and hardware used to capture,
            --------------------
process and view Jutvision Images.

     1.4   "Listing Search Results Screen" means the data that is retrieved from
            -----------------------------
a set of search criteria by a TREB Member during a listing search.

     1.5   "Net Revenues" means the gross amount received by Jutvision from TREB
            ------------
Members for sales of the Basic Packages and Upgrade Packages, [*] (i) refunds, discounts, credits and allowances, (ii) packaging, handling fees, freight, and sales taxes and other governmental charges, and (iii) reasonable provisions for doubtful collections determined in accordance with GAAP.

     1.6   "Production Services" means the services provided by or on behalf of
            -------------------
Jutvision in preparing the Basic Packages and Upgrade Packages.

     1.7   "Property" means any piece of residential real estate and commercial
            --------
real estate within the Territory. Including without limitation new homes, offered for sale or resale that reside on the TREB Database.

     1.8   "Service Provider Network" means the network of videographers
            ------------------------
throughout the Territory with whom Jutvision has entered into agreements to capture images at designated sites on Jutvision's behalf.

     1.9   "Term" means the Initial Term of this Agreement and the Renewal
            ----
Terms, if any, as set forth in Section 6.

     1.10  "Territory" means all Toronto Real Estate Board Districts.
            ---------
     1.11  "Transaction Fee" means the [*] Jutvision will pay to TREB
            ---------------
during the Term based on [*] as provided in Section 4.1.

     1.12  "TREB Database" means the collection of data and documents residing
            -------------
on servers operated by or for TREB and accessible on or after the Effective Date by TREB Members via the TREBNet System, to the extent TREB makes such collection generally available, to TREB Members and the public via the Internet.

     1.13  "TREB Member" means a real estate agent or Broker that has the right
            -----------
to access the TREB Database.

     1.14  "TREBNet System" means TREB's browser that TREB Members use to access
            --------------
listings and other information in the TREB Database, as well as to contact, and submit orders to, third parties for certain products and services, including the Productions Services as specifically provided in Section 2.2.

     1.15  "TREB Originated Order" means any order received by Jutvision for a
            ---------------------
Basic Package or Upgrade [*]

     1.16  "Upgrade Package" means an addition to a Basic Package consisting of
            ---------------
one additional scene captured at the same designated Property of the Basic Package, converted into one additional Jutvision Image for the scene captured and posted to the TREB Database.

2.   PROVISION OF PRODUCTION SERVICES; EXCLUSIVITY
     ---------------------------------------------

     2.1   Sales and Billing. Jutvision will be responsible for receiving and
           -----------------
fulfilling orders for Basic Packages and Upgrade Packages. Jutvision will assume all costs and responsibility for invoicing and collecting revenues for all sales of Basic Packages and Upgrade Packages, provided, however, that Jutvision does not assume the risk of collection.

     2.2   Image Capturing, Processing and Posting. The parties will work
           ---------------------------------------
together to implement a system whereby Jutvision will be capable of displaying Jutvision Images on the TREBNet System. The parties will also work together on file naming formats and scripts that will attach the Jutvision Images to the appropriate listings on the TREB Database. Jutvision and TREB agree to set [*] as the target date ("Initial Ordering Date") on which TREB will incorporate an order button on the TREBNet Listing Input Screen which will facilitate the request for Production Services by TREB Members. The parties understand and agree that TREB's failure to begin linking and displaying Jutvision Images on the TREBNet Listing Search Results Screen by [*] Jutvision will have sole responsibility for, and will bear all costs associated with, capturing images at designated sites through its Service Provider Network, processing captured images to create Jutvision Images and providing Jutvision Images to the TREB Database for display on the TREBNet System. TREB will permit such postings and will work with Jutvision to maintain the ability of the TREB Database to receive such postings throughout the Term. Jutvision will use commercially reasonable efforts to process and post each Jutvision Image on behalf of all TREB Members [*] after capture of the images, in each case to the extent Jutvision has the right to do so, provided that such posting is not delayed by factors attributable to TREB.

     2.3 Exclusivity During the Term. TREB will not directly or indirectly (i) promote or market itself or any third party, on the TREBNet System or elsewhere, as a provider of 360 degrees three-dimensional, virtual reality, virtual tour, virtual walkthrough or other similar images ("Virtual Tour Images"), or technology or production services for such Virtual Tour Images; (ii) provide the services of capturing or processing Virtual Tour Images; (iii) use the services of, or enter into any arrangement under which services will be provided by, any third party with respect to capturing or processing Virtual Tour Images; (iv) permit any Virtual Tour Images (other than those supplied by Jutvision) or any site or identity of a third party providing of Virtual Tour Images, or technology or services therefor, to be posted to, linked to or otherwise made accessible through the TREB Database; or (v) take any other action inconsistent with the parties' understanding

Confidential treatment has been requested for portions of this exhibit. The copy filed herewith omits the information subject to the confidentiality request. Omissions are designed as *****. A complete version of this exhibit has been filed separately with the Securities and Exchange Commission.

hereunder that Jutvision will act as the exclusive provider of Virtual Tour Images, and Production Services therefor.

     2.4  Support. Jutvision will establish and maintain a "mailto" link on the
          -------
TREBNet System that TREB Members may use to send support-related e-mail messages to Jutvision. Jutvision will also establish and maintain a toll-free support telephone line that TREB Members may call with support questions. The hours of operation for the support telephone line and for monitoring and responding to support-related e-mail messages will be [*]

3.  MARKETING AND PROMOTION
    -----------------------

    3.1  TREB Obligations. TREB agrees to market, promote and facilitate sales
          ----------------
of the Production Services as follows:

          (a)  TREBNet System. TREB agrees to prominently market and promote the
               --------------
Production Services on the TREBNet System. Such marketing and promotion will include, without limitation:

                         (i)    on the "home" or introductory page of the
TREBNet System, or the page that is first accessed when the TREB Member logs onto the TREBNet System (the "Home Page"), prominent display of the Jutvision logo, located above the fold (i.e., visible to an end user without scrolling or navigation on a 640 by 480 pixel page), that, when clicked on, links directly to an HTML page located at a URL supplied by Jutvision; provided, however, that the size of such Jutvision logo will be consistent with the size of logos of third parties displayed on the Home Page and with the look and feel of the Home Page

                         (ii)   on each page of the TREBNet System displaying
Jutvision Images, inclusion of a prominent Jutvision logo that, when clicked on, links directly to an HTML page located at a URL supplied by Jutvision that will permit TREB Members to order Production Services; provided, however, that the size of such Jutvision logo will be consistent with the size of Iogos of third parties displayed on such display page and with the look and feel of such display page; and

                         (iii)  with each listing displayed on the TREBNet
System for which a Jutvision Image is available, inclusion of a prominent Jutvision button that, when clicked on, links directly to the corresponding Jutvision Image on the TREB Database; provided, however, that the size of such Jutvision logo will be consistent with the size of Iogos of third parties displayed on such listing page and with the look and feel of such listing page.

Without the prior approval of Jutvision, TREB will not display any advertisements of any competitor of Jutvision on any page that contains a Jutvision Image and is located on the TREB Database or TREBNet System.

          (b)  All Versions. All versions of the TREBNet System that TREB
               ------------
distributes or makes available to TREB Members during the Term will contain a button that, when clicked on, links directly to a Jutvision server and that permits TREB Members to electronically submit orders for Production Services to Jutvision via the Interne( or a dosed proprietary system. Such button will be at least as prominent in size, usage and placement as buttons or links for any other products or services of third parties appearing in the TREBNet System.

          (c) Print Advertising. To the extent TREB creates and distributes print advertising in magazines, flyers, newsletters, and general mailings, TREB will include, from time to time, in such advertising a Jutvision logo and a brief, suitable reference to the availability of the Production Services.

          (d)  Email and Direct Marketing. TREB agrees to include in email and
               --------------------------
direct marketing that it generates from time to time a section, reasonably satisfactory to Jutvision, highlighting the availability and features of the Production Services. In addition, TREB will permit Jutvision to post email messages, written by Jutvision and containing marketing information regarding the Production Services, through servers controlled by TREB to the extent that TREB distributes an email newsletter.

          (e)  Seminars. TREB will invite Jutvision to speak and promote its
               --------
Production Services at appropriate seminars and training sessions TREB conducts for TREB Members during the Term. TREB will have the opportunity to review seminar content prior to the seminar date. TREB or its sales representatives will distribute to TREB Members at seminars and training sessions subscription forms and marketing materials created by Jutvision that promote the Production Services..

          (f) TREB shall cooperate with Jutvision in the performance of Jutvision's obligations under this Agreement.

     3.2  Additional Obligations. Jutvision and TREB will, from time to time,
          ----------------------
use reasonable efforts to cooperate in joint marketing efforts for the Production Services on such terms and conditions as are mutually agreed. Each party will assign a project manager to act as the primary liaison with respect to the relationship provided for hereunder, and all discussions between the parties with respect to the respective performance of obligations hereunder will be conducted by these project managers or their designees.

4.   FEES
     ----

     4.1  Transaction Fees. During the Term, Jutvision will pay [*] to TREB as
          ----------------
 follows:

          (a) With respect to [*] by TREB Members ("TREB Originated Orders"), Jutvision will pay to TREB for [*] collected from sales of Basic Packages and Upgrade Packages so sold during the quarter.

          (b) If the display of Jutvision Images, with their corresponding listing, is not available on the TREBNet System by [*] then, notwithstanding
Section 4.1(a), Jutvision will pay TREB [*] collected from sales of Basic Packages and Upgrade Packages from that date until Jutvision Images are viewable on the TREBNet System.

          (c) No Transaction Fees will be due hereunder (i) with respect to Production Services or Jutvision Images sold to third parties other than as expressly set forth above and (ii) with respect to Production Services sold by third parties and posted to the TREB Database, or (iii) with respect to any Production Services Jutvision distributes free of charge on a promotional basis.

     4.2  Payment of Fees. Calculation of [*] will commence immediately for the
          ---------------
[*] in which the Initial Ordering Date occurs. Jutvision will make all payments of Transaction Fees net thirty (30) days from the end of [*]

     4.3  Inspection of Records. TREB will have the right, at its own expense
          ---------------------
and not more than once in any twelve (12) month period, to authorize an independent auditor reasonably acceptable to both parties to inspect those accounting records of Jutvision necessary to verify the accuracy of fees paid or invoiced by Jutvision under the terms of this Agreement, provided that such independent auditor has executed a confidentiality agreement with respect to such records that is reasonably acceptable to Jutvision. Such inspections will take place during Jutvision's normal business hours, upon not less than twenty
(20) days' prior written notice to Jutvision and on a date mutually agreed upon by the parties.

5.   PROPRIETARY RIGHTS
     ------------------

     5.1  Software.
          --------

****** Certain information on this page has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

               (a) Jutvision hereby grants to TREB a nonexclusive, worldwide, royalty-free license to use the Jutvision for Jave software (the "Software") during the Term, in object code only, to display Jutvision Images on pages retrieved from the TREBnet System. "Use" means storing, loading, installing, executing or displaying the Software. TREB may not modify the Software or disable any licensing or control features of the Software.

               (b) The Software is owned and copyrighted by Jutvision. The license set forth in this Section 5.1 confers no title to, nor ownership in, the Software and is not a sale of any rights in the Software.

               (c) TREB may only make copies or adaptations of the Software for archival purposes or when copying or adaptation is an essential step in the authorized use of the Software. TREB must reproduce all copyright notices in the original Software on all copies or adaptations. TREB may only transfer class files when they are called on by a "requesting" server in the normal course of Java Applet execution. TREB may not distribute the Jutvision for Java Class files. Any transfer or copying of the Software by TREB other than as expressly provided herein constitutes a material breach of this Agreement.

               (d) TREB may only use the Software to read .jut files, a file format proprietary to Jutvision.

               (e) TREB may not tamper with or alter in any way the image displayed when loading each Jutvision Image ("Jutvision Splash Screen") and TREB shall not hinder the Jutvision Splash Screen from being fully visible upon loading of each Jutvision Image. TREB will not obstruct in any way the Jutvision Splash Screen and/or screen logo with any other images, frames, tables or any other HTML or JavaScript code.

               (f) TREB will not disassemble or decompile the Software including single Jutvision Java Class files under any circumstances. The disassembly or decryption by TREB of any Jutvision Java Class file constitutes a material breach of this Agreement.

               (g) TREB will not export, or re-export the Software or any copy or adaptation in violation of any applicable laws or regulations.

               (h) The Software and any accompanying documentation have been developed entirely at private expense. In so far as the United States government or any agency thereof may acquire any rights under this Agreement, the Software and any accompanying documentation are delivered and licensed as "commercial computer software" as defined in DFARS 252.227-7013 (Oct 1988), DFARS 252.211-7015 (May 1991) or DFARS 252.227-7014 (Jun 1995), as a "commercial item" as defined in FAR 2.101 (a), or as "Restricted computer software" as defined in FAR 52.227-19 (Jun 1987)(or any equivalent or superseding agency regulation or contract clause), whichever is applicable. The United States government or agency thereof shall have only those rights provided for such Software and any accompanying documentation by the applicable FAR or DFARS clause consistent with this Agreement between TREB and Jutvision.

     5.2  Jutvision Images.
          ----------------

               (a) All Jutvision Images, whether or not produced for TREB Customers and whether or not posted to the TREB Database, are, and at all times will remain, the exclusive property of Jutvision, and no provision of this Agreement implies any transfer to TREB of any ownership interest in any Jutvision Image; provided, however, that, with respect to any Jutvision
Image produced for a TREB Member and posted to the TREB Database [*]

               (b) Jutvision hereby grants to TREB a nonexclusive, worldwide, royalty-free, nontransferable license to display, perform and reproduce Jutvision Images the TREB Database solely for the purposes contemplated in this Agreement. TREB will not distribute, modify, edit, or prepare derivative works from the Jutvision Images without the prior written permission of Jutvision. The foregoing license does not include any right to grant or authorize sublicenses.

     5.3  Trademarks.
          ----------

               (a)  Jutvision Marks.
                    ----------------

                              (i)  Jutvision owns and at all times will
continue to own the trademarks, service marks and/or trade names JUTVISION and the Jutvision logo, BAMBOO.COM and the bamboo.com logo, as well as any name or designate the Production Services (collectively, the "Jutvision Marks"). TREB will not take any actions inconsistent with Jutvision's ownership rights.

                              (ii) Subject to the restrictions set forth
herein, Jutvision hereby grants TREB a nonexclusive, worldwide, royalty-free, fully paid up, nontransferable right to use the Jutvision Marks, during the Term, subject to the prior approval of Jutvision solely in connection with promotion and marketing of the Production Services as provided in Section 3. TREB's use of the Jutvision Marks will not create in TREB any right, title or interest therein or thereto. All use by TREB of the Jutvision Marks will inure to the exclusive benefit of Jutvision. At Jutvision's reasonable request, TREB will assist Jutvision with the protection and maintenance of the Jutvision Marks. TREB may only use the Jutvision Marks as expressly permitted herein. TREB agrees to use the Jutvision Marks in a manner commensurate with the style, appearance and quality of Jutvision's services and/or products bearing such marks.

               (b)  TREB Marks.
                    ----------

                              (i)  TREB owns and at all times will continue to
own the trademarks, service marks and/or trade names customarily used by TREB during the Term (the "TREB Marks"). Jutvision will not take any actions inconsistent with TREB's ownership rights.

                              (ii) Subject to the restrictions set forth
herein, TREB hereby grants Jutvision a nonexclusive, worldwide, royalty-free, fully paid up, nontransferable right to use the TREB Marks, during the Term, solely in connection with promotion and marketing of the Production Services. Jutvision's use of the TREB Marks will not create in Jutvision any right, title or interest therein or thereto. All use by Jutvision of the TREB Marks will inure to the exclusive benefit of TREB. At TREB's reasonable request Jutvision will assist TREB with the protection and maintenance of the TREB Marks. Jutvision may only use the TREB Marks as expressly permitted herein. Jutvision agrees to use the TREB Marks in a manner commensurate with the style, appearance and quality of TREB's services and/or products bearing such marks.

     5.4  Limitation on Grant of Rights. Except as expressly provided herein,
          -----------------------------
neither party receives any other right or license to the technology or intellectual property of the other party.

6.   TERM AND TERMINATION
     --------------------

     6.1  Term. Unless earlier terminated as set forth below, this Agreement
          ----
will become effective upon the Effective Date and continue for a period of two
(2) years (the "Initial Term"). Thereafter. this Agreement will be automatically renewed for successive one (1) year periods (each such period a "Renewal Term") unless either party notifies the other in writing not less than ninety (90) days prior to the end of the then-current term of its intention to terminate this Agreement as of the end of such term.

     6.2  Termination for Breach. This Agreement will terminate in the event a
          ----------------------
party materially breaches any material term, condition or representation of this Agreement or materially fails to perform any of its material obligations or undertakings hereunder, and fails to remedy such default within sixty (60) days after being notified by the non-breaching party of such breach or failure; provided, however, that the non-breaching party will not unreasonably withhold or delay its consent to extend the cure period if the breaching party has commenced cure during the sixty-day notice period and pursues cure of the breach in good faith.

Confidential treatment has been requested for portions of this exhibit. The copy filed herewith omits the information subject to the confidentiality request. Omissions are designated as *****. A complete version of this exhibit has been filed separately with the Securities and Exchange Commission.


***** Certain information on this page has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

     6.3  Effects of Termination. Upon, expiration or termination of this
          ----------------------
Agreement:
          (a)  Jutvision will cease all use of the TREB
Marks;
          (b) Commensurate with the quality of services provided prior to such expiration or termination, Jutvision will continue to provide Production Services and support to third parties who purchased such Production Services prior to such expiration or termination;

          (c) TREB will cease all use of the Jutvision Marks, the Jutvision Technology and the Jutvision Images and shall purge all Jutvision Technology and Jutvision Images from its servers; provided, however, that, following any expiration or termination, the licenses granted above under Sections 5.1 and 5.2 shall [*] with respect to Jutvision for Java and Jutvision Images provided to TREB hereunder prior to expiration or termination, to the extent that such Jutvision Images accompany listings on the TREB Database and such Jutvision for Java is necessary to display such Jutvision Images.

          (d) Each party will promptly destroy or return any Confidential Information of the other party in its possession.

     6.4  Survival of Certain Terms. The provisions of Sections 5.1(b), 5.1(e)-
          -------------------------
(h), 5.2(a), 5.3(a)(i), 5.3(b)(i), 5.4, 6.3, 6.4, 7, 8, 9, 10 and 11 will survive the expiration or termination of this Agreement for any reason. All other rights and obligations of the parties will cease upon expiration or termination of this Agreement.

7.   CONFIDENTIALITY
     ---------------

     7.1  Definition. "Confidential Information" means any trade secrets,
          ----------
confidential data or other confidential information relating to or used in the business of the other party (the "Disclosing Party"), that a party (the 'Receiving Party') may obtain from the Disclosing Party during the Term (the "confidential Information"), except as herein provided, and that is marked "Confidential," "Proprietary" or in a similar manner to indicate its confidential nature. Confidential Information may also include oral information disclosed pursuant to this Agreement, provided that such information is designated as confidential at the time of disclosure and confirmed in writing as confidential within thirty (30) days after its oral disclosure, which is marked in a manner to indicate its confidential nature and delivered to the Receiving Party. The terms of this Agreement and the existence of this Agreement will constitute Confidential Information, except to the extent that Jutvision discloses such information in good faith to a legitimate potential, or actual, strategic investor, investment banker, venture capital firm or consultant.

     7.2  General. Subject to Section 11.2, each party agrees to treat the other
          -------
party's Confidential Information with the same degree of care as it maintains its own information of a similar nature. Without limiting the foregoing, subject to Section 11.2, each party will use at least the same procedures and degree of care which it uses to protect the confidentiality of its own confidential information of like importance, and in no event less than reasonable care.

     7.3  Exceptions. The foregoing restrictions will not apply to information
          ----------
that (i)is known to the Receiving Party at the time of disclosure by the disclosing party; (ii)is or becomes publicly known through no wrongful act of the Receiving Party; (iii) is rightfully received from a third party without restriction; (iv)is independently developed by the Receiving Party;, (v)has been approved for release by written authorization of the Disclosing Party; (vi) is not marked or similarly designated as confidential, and is provided for a purpose or in a manner that reasonably contemplate, or would naturally be understood to contemplate, disclosure or use by others; and (vii) is disclosed pursuant to a valid order of any governmental authority provided that the party intending to make disclosure in such circumstances has given the other party prompt notice prior to making such disclosure so that such party may seek a protective order or other appropriate remedy prior to such disclosure.

8.   REPRESENTATIONS AND WARRANTIES
     ------------------------------

     8.1  Each party represents and warrants to the other that:

          (a) it is a corporation duly organized, validly existing and in good standing under the laws of its jurisdiction of incorporation set forth above and is duly qualified and authorized to do business as a foreign corporation in good standing in all jurisdictions in which the nature of its assets or business requires such qualification;

          (b) it has full right, power and authority to enter into this Agreement and to perform all of its obligation hereunder;

          (c) its execution, delivery and performance of this Agreement have been duly and properly authorized by all necessary actions and this Agreement constitutes its valid and binding obligation, enforceable against it in accordance with its terms; and

          (d) its execution, delivery and performance of this Agreement will not, with or without the giving of notice or passage of time, or both, conflict with, or result in a default or loss of rights under, any provision of its certificate of incorporation or by-laws or any other material agreement or understanding to which it is a party or by which it or any of its material properties may be bound.

     8.2  Disclaimer. THE WARRANTIES PROVIDED BY THE PARTIES HEREIN ARE THE ONLY
          ----------
WARRANTIES PROVIDED BY THE PARTIES WITH RESPECT TO THE SUBJECT MATTER OF THIS AGREEMENT. SUCH WARRANTIES ARE IN LIEU OF ALL OTHER WARRANTIES BY THE PARTIES, EXPRESS OR IMPLIED, INCLUDING ANY IMPLIED WARRANTY OF MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE, WITH RESPECT TO THE SUBJECT MATTER OF THIS AGREEMENT.

9.   INDEMNIFICATION
     ---------------

     9.1 Each party (the "Indemnifying Party") will indemnify, defend and hold harmless the other party and its officers, directors, agents, employees, successors and permitted assigns (hereinafter collectively the "Indemnified Party") from and against any and all losses, claims, suits, proceedings, liabilities, expenses (including reasonable attorneys' fees and expenses), causes of action, damages and costs (collectively "Claims") arising out of or in connection with the breach, potential breach or inaccuracy of, or failure to comply with, any of the representations and warranties contained in Section 8 on the part of the indemnifying Party.

     9.2 Any Indemnified Party entitled to indemnification under this Section will give prompt notice to the indemnifying Party of any Claim with respect to which it seeks indemnification, but the failure to so notify the Indemnifying Party shall not relieve the Indemnifying Party of any liability except to the extent that it is actually prejudiced by such delay. The Indemnifying Party shall assume, at its sole cost and expense, the defense of such Claim with counsel reasonably satisfactory to the Indemnified Party. The Indemnifying Party will not be subject to any liability for any settlement made without its consent. The Indemnifying Party shall not, without consent of the Indemnified Party, effect any settlement or discharge or consent to the entry of any judgment, unless such settler or judgment includes as an unconditional term thereof the giving by the claimant or plaintiff to such Indemnified Party of a general release from all liability in respect of such claim or litigation.

10.  LIMITATION OF LIABILITY
     -----------------------

     EXCEPT WITH RESPECT TO EACH PARTY'S INDEMNIFICATION OBLIGATIONS SET FORTH IN SECTION 9 OR A BREACH BY EITHER PARTY OF ITS OBLIGATIONS DESCRIBED IN SECTION
2.3 OR 7, IN NO EVENT WILL EITHER PARTY BE LIABLE TO OTHER FOR LOST PROFITS OR ANY FORM OF INDIRECT, SPECIAL, INCIDENTAL, OR CONSEQUENTIAL DAMAGES OF ANY CHARACTER FROM ANY CAUSES OF ACTION OF ANY KIND WITH RESPECT TO THIS AGREEMENT WHETHER BASED ON BREACH OF CONTRACT,

***** Certain information on this page has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

TORT (INCLUDING NEGLIGENCE), OR OTHERWISE, AND WHETHER OR NOT THE OTHER PARTY HAS BEEN ADVISED OF THE POSSIBILITY OF SUCH DAMAGE.

11.  GENERAL PROVISIONS
     ------------------

     11.1  Independent Contractors. The relationship of Jutvision and TREB
           -----------------------
established by this Agreement is that of independent contractors, and nothing contained in this Agreement will be construed to (i) give either party the power to direct and control the day-to-day activities of the other, (ii)constitute the parties as partners, joint venturers, co-owners or otherwise as participants in a joint undertaking, or (iii)allow either party to create or assume any obligation on behalf of the other for any purpose whatsoever. All financial and other obligations associated with a party's business are the sole responsibility of that party.

           11.2   Press Plans. The parties agree to participate in a joint press
                  -----------
announcement regarding the relationship entered into hereunder that will take place on a mutually agreed upon date. The parties shall agree to the form and content of the joint press release. Either party may issue its own press releases, subject to the other party's prior approval, not to be unreasonably withheld, of the content within the release. Each party will furnish its written acceptance of or objection to any proposed announcement within forty-eight (48) hours; otherwise such proposed announcement will be deemed approved. Any other press announcement by either party regarding the subject matter of this Agreement will be subject to the other party's approval, which shall not be withheld or delayed unreasonably.

           11.3   Entire Agreement. This Agreement sets forth the entire
                  ----------------
agreement and understanding of the parties relating to the subject matter herein and merges all prior discussions between them. No modification of or amendment to this Agreement, nor any waver of any rights under this Agreement, will be effective unless in writing signed by the party to be charged.

           11.4   Notices. Any notice required or permitted by this Agreement
                  -------
will be deemed given if sent by registered mail, postage prepaid, addressed to the other party at the address set forth above or at such other address for which such party gives notice hereunder. Delivery will be deemed effective three
(3) days after deposit with postal authorities.

           11.5   Force Majeure. Nonperformance of either party will be excused
                  -------------
to the extent that performance is rendered impossible by storm, lockout or other labor trouble, riot, war, rebellion, strike, fire, flood, accident or other act of God, governmental acts, orders or restrictions, or any other reason where failure to perform is beyond the control and not caused by the gross negligence or willful misconduct of the non-performing party

           11.6   Non-Assignability and Binding Effect. Except as expressly
                  ------------------------------------
provided herein, this Agreement may not be assigned or transferred, or may any right or obligation hereunder be assigned or delegated, to a third party by either party without the prior written consent of the other party hereto. Notwithstanding the foregoing, either party may assign this Agreement or assign or delegate its rights and obligations under this Agreement to a successor to all or substantially all of its business or assets relating to this Agreement whether by sale, merger, operation of law or otherwise. Subject to the foregoing, this Agreement will be binding upon and inure to the benefit of the parties hereto, their successors and assigns.

           11.7   Modification; Waiver. No modification of or amendment to this
                  --------------------
Agreement, nor any waiver of any rights under this Agreement, will be effective unless in writing signed by the party to be charged, and the waiver of any breach or default will not constitute a waiver of any other right hereunder or any subsequent breach or default.

           11.8   Headings. The headings to the sections and subsections of this
                  --------
Agreement are included merely for convenience of reference and will not affect the meaning of the language included therein.

           11.9   Severability. In the event that it is determined by a court of
                  ------------
competent jurisdiction as part of a final nonappealable ruling, government action or binding arbitration, that any provision of this Agreement (or part thereof) is invalid, illegal, or otherwise unenforceable, such provision will be enforced as nearly as possible in accordance with the stated intention of the parties, while the remainder of this Agreement will remain in full force and effect and bind the parties according to its terms. To the extent any provision (or part thereof) cannot be enforced in accordance with the stated intentions of the parties, such provision (or part thereof) will be deemed not to be a part of this Agreement.

           11.10  Counterparts; Facsimile Signatures. This Agreement may be
                  ----------------------------------
executed by exchange of signature pages by facsimile and/or in any number of counterparts, each of which shall be an original as against any party whose signature appears thereon and all of which together shall constitute one and the same instrument.

     IN WITNESS WHEREOF the parties hereto have executed this Agreement as of the day and year first above written.

JUTVISION CORPORATION                     TORONTO REAL ESTATE BOARD


By: /s/ Howard Field                      By: /s/ Don Kottick
   ----------------------------------        ----------------------------------
Title:  Howard Field, Vice President       Title: Don Kottick, Vice President,
      -------------------------------           -------------------------------
                                                  Technology and Business
                                                -------------------------------
                                                  Developments
                                                -------------------------------
Date: 4/14/99                             Date: April 16, 1999
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